Exhibit 99.1

OP BANCORP ANNOUNCES LEADERSHIP SUCCESSION PLANS

Retirement of Chief Executive Officer; Designation of Chairman Emeritus; Executive Officer and Director Appointments

LOS ANGELES, August 23, 2024 — OP Bancorp (the “Company”) (NASDAQ: OPBK), the holding company of Open Bank (the “Bank”), today announces a number of expected personnel changes associated with the successful implementation of its leadership succession plan. These changes are to commence immediately and will be completed no later than June 30, 2025. Chief Executive Officer Min Kim has announced her retirement after more than forty years as a banking executive and nearly fifteen years as the President and CEO of the Company and the Bank. Ms. Kim’s retirement will be effective as of June 30, 2025. She will continue to serve as a director of the Company and the Bank and, following the Company’s Annual Meeting of Shareholders scheduled to occur in June 2025, she will become the Chair of the Board. In that role, Ms. Kim will succeed retiring Chairman Brian Choi, who will not stand for reelection to the Board at the 2025 Annual Meeting and who will assume the role of Chairman Emeritus.

Succeeding to Ms. Kim as Chief Executive Officer will be Sang K. Oh, age 52. Mr. Oh has served as Executive Vice President and Chief Credit Officer of the Company and the Bank since October 2020. Before joining the Bank, Mr. Oh had more than 26 years of banking experience, all with Bank of Hope, Los Angeles, California. His previous roles included service as Senior Vice President and Senior Credit Administrator at Bank of Hope from 2007 to 2020, and serving in a various other lending positions. Mr. Oh has a Bachelor of Arts in Business Economics with a Minor in Accounting from the University of California, Los Angeles, and is a graduate of Pacific Coast Banking School.

Mr. Choi expressed the Board’s gratitude for Ms. Kim’s service as CEO and congratulated her on her retirement, saying, “We are delighted to recognize Min’s tremendous leadership over the past fifteen years, and equally excited that we will be able to retain her in a key leadership role as she succeeds me as non-executive Chair of the Board. We believe that the Company’s future is brighter than ever as we have begun to implement a well-considered plan to provide exceptional leadership for our organization well into the future.” Ms. Kim likewise expressed enthusiasm about the plan, noting that “Sang was the perfect candidate to succeed me as I retire, and I’m very pleased to have the opportunity for a gradual transition over the coming months. He has an extraordinary background in credit, is well respected by our employees and our Board of Directors, and has the vision, insight and relationships necessary to continue growing the Open Bank franchise throughout our communities.”

ABOUT OP BANCORP

OP Bancorp, the holding company for Open Bank, is a California corporation whose common stock is quoted on the Nasdaq Global Market under the symbol “OPBK.” The Bank is engaged in the general commercial banking business focused on serving the banking needs of small- and medium-sized businesses, professionals, and residents with a particular emphasis on Korean and other ethnic minority communities. The Bank currently operates eleven full-service branch offices in Downtown Los Angeles, Los Angeles Fashion District, Los Angeles Koreatown, Cerritos, Gardena, Buena Park, and Santa Clara, California, and in Carrollton, Texas and Las Vegas, Nevada. The Bank also has four loan production offices in Pleasanton, California, Atlanta, Georgia, Aurora, Colorado, and Lynnwood, Washington. The Bank commenced its operations on June 10, 2005 as First Standard Bank and changed its name to Open Bank in October 2010. Our headquarters is located at 1000 Wilshire Blvd., Suite 500, Los Angeles, California 90017. Phone 213.892.9999; www.myopenbank.com.

Cautionary Note Regarding Forward-Looking Statements

Certain matters set forth herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations relating to our leadership succession plans. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to, factors that affect the timing and effectiveness of the changes in leadership positions described in this release. Readers should note that the statements in this release reflect the current plans and expectations of our executive management and Board of Directors based on currently available information. Those statements are not assurances that we will not deviate from the stated plans and expectations, particularly if changes occur in the economy or the banking environment in general, or in factors that are specific to one or more of our markets. A more comprehensive list of the factors that affect our business can be under Item 1A. “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2023, and in our other subsequent filings with the Securities and Exchange Commission. Readers should consider those factors carefully in making investment decisions about our common stock.

Contact

Investor Relations

OP Bancorp

Christine Oh

EVP & CFO

213.892.1192

Christine.oh@myopenbank.com

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